SCHEDULE 14a
                     Information Required in Proxy Statement
                            Reg. Section 240.14a-101.


                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       SYNAPTIC PHARMACEUTICAL CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit  price  or other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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

                       SYNAPTIC PHARMACEUTICAL CORPORATION



                                             April 11, 1997



To the Stockholders of SYNAPTIC PHARMACEUTICAL CORPORATION:

         On behalf of the Board of Directors, I cordially invite you to attend the 1997 Annual Meeting of Stockholders of Synaptic Pharmaceutical Corporation. The Annual Meeting will be held on Thursday, May 15, 1997, at 10:00 a.m., local time, at the offices of the Company located at 215 College Road, Paramus, New Jersey 07652.

         A description of the business to be conducted at the Annual Meeting is set forth in the attached Notice of Annual Meeting and Proxy Statement. Also enclosed is a copy of our 1996 Annual Report to Stockholders.

         It is important that your views be represented at the Annual Meeting whether or not you are able to be present. Accordingly, please mark, sign, date and return the enclosed proxy card promptly in the accompanying envelope (to which no postage need be affixed if mailed in the United States). By returning the proxy card, you can help the Company avoid the expense of duplicate proxy solicitations and possibly having to reschedule the Annual Meeting if a quorum of outstanding shares is not present or represented by proxy. If you attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

                                             Sincerely,


                                             /s/ Kathleen P. Mullinix
                                             ------------------------
                                             Kathleen P. Mullinix
                                             Chairman, President and
                                              Chief Executive Officer

                       SYNAPTIC PHARMACEUTICAL CORPORATION
                                215 College Road
                         Paramus, New Jersey 07652-1431

                           ---------------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           ---------------------------



To the Stockholders of SYNAPTIC PHARMACEUTICAL CORPORATION:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Synaptic Pharmaceutical Corporation (the "Annual Meeting") will be held on Thursday, May 15, 1997, at 10:00 a.m., local time at the offices of the Company located at 215 College Road, Paramus, New Jersey 07652, for the following purposes:

     1. To elect two Class I directors to the Board of Directors to hold office until the 2000 Annual Meeting of Stockholders or until such director's successor shall have been elected and qualified;

     2. To ratify the appointment by the Board of Directors of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 1997; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         This Notice is accompanied by a form of proxy, a Proxy Statement and the Company's 1996 Annual Report to Stockholders. The foregoing items of business are more fully described in the Proxy Statement.

         Stockholders entitled to notice of and to vote at the Annual Meeting shall be determined as of the close of business on Thursday, March 27, 1997, the record date fixed by the Board of Directors for such purpose. To ensure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-paid envelope provided. If you attend the Annual Meeting and vote in person, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy will assist us in preparing for the Annual Meeting.

                                             By Order of the Board of Directors,


                                             /s/ Lisa L. Reiter
                                             ------------------
                                             Lisa L. Reiter
                                             Secretary

Paramus, New Jersey
April 11, 1997

                       SYNAPTIC PHARMACEUTICAL CORPORATION
                                215 College Road
                         Paramus, New Jersey 07652-1431

                      ------------------------------------

                                 PROXY STATEMENT
                      ------------------------------------


                     For the Annual Meeting of Stockholders
                                   To Be Held
                                  May 15, 1997



                                     GENERAL

         This Proxy Statement is furnished to stockholders of Synaptic Pharmaceutical Corporation (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Stockholders to be held on Thursday, May 15, 1997, at 10:00 a.m., local time, or at any adjournment thereof (the "Annual Meeting"). The Annual Meeting will be held at the offices of the Company located at 215 College Road, Paramus, New Jersey 07652.

         This Proxy Statement, together with the Notice of Annual Meeting of Stockholders, the form of proxy and Synaptic's Annual Report to Stockholders, are being mailed on or about April 11, 1997, to all stockholders of record at the close of business on March 27, 1997 (the "Record Date").


Record Date, Outstanding Shares and Voting

         Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting and any adjournment thereof. At the Record Date, 7,635,756 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), were issued and outstanding. Each share outstanding as of the Record Date will be entitled to one vote, and stockholders may vote in person or by proxy. Cumulative voting is not permitted with respect to any proposal to be acted upon at the Annual Meeting. For information concerning stock ownership of certain stockholders, see "Security Ownership of Certain Beneficial Owners and Management."

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Votes withheld from any nominee for election as director, abstentions and broker "non-votes" are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

         The election of directors by the stockholders shall be determined by a plurality of the votes cast by stockholders entitled to vote, and votes withheld will not be counted toward the achievement of a plurality. On all other matters being submitted to the stockholders, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on each such matter is required for approval. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present and voting on each matter. Broker non-votes are not considered for the particular matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of votes from which the majority is calculated.

         If properly executed and received by the Company before the Annual Meeting, any proxy representing shares of Common Stock entitled to be voted at the Annual Meeting and specifying how it is to be voted will be voted accordingly. Any proxy representing shares of Common Stock entitled to be voted at the Annual Meeting which fails to specify how it is to be voted on a proposal for which a specification may be made will be voted on such proposal in accordance with the recommendation of the Board of Directors.


Revocability of Proxies

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.


Solicitation

         The cost of soliciting proxies will be borne by the Company. In addition, the Company expects to reimburse brokerage firms and other persons representing beneficial owners of Common Stock for their expenses in forwarding solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by mail, telephone, facsimile or telegram.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         The Company's Amended and Restated Certificate of Incorporation, as amended (the "Certificate"), provides that the authorized number of directors shall be not less than three nor more than fifteen and that the number of directors within this range shall be stated in the Company's Amended and Restated By-laws, as they may be amended from time to time (the "By-laws"). In addition, the Certificate divides the Board of Directors into three classes as nearly equal in size as possible. The term of office of the Class I directors expires at the Annual Meeting, the term of office of the Class II directors expires at the 1998 Annual Meeting of Stockholders and the term of office of the Class III directors expires at the 1999 Annual Meeting of Stockholders. Vacancies on the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors constituting the whole Board of Directors may be filled by a majority of the directors then in office. A director elected to fill a vacancy or newly created directorship shall serve for the remainder of the full term of the class of directors in which the vacancy occurred or the directorship is created and until such director's successor is elected and qualified, or until such director's earlier resignation, removal, death or incapacity.

         The By-laws provide that the number of directors constituting the whole Board is eight. The Board of Directors is presently composed of eight members, two of whom are Class I directors, three of whom are Class II directors and three of whom are Class III directors. One of the Class I directors, Dr. Alison Taunton-Rigby, has agreed to serve as a director for an additional term, if elected. The other of such directors, Mr. Robert Walkingshaw, recently informed the Company that, due to other business obligations, he is not available to serve as a director for an additional term. In an effort to keep the number of directors in each of the three classes of directors as nearly equal as possible, the Board has nominated Dr. Sandra Panem, who is currently a Class III director, to serve as a Class I director. If elected at the Annual Meeting, Dr. Panem will immediately tender her resignation as a Class III director, effective upon such election. While management and the Board of Directors have not determined whether to fill the Class III vacancy that will be created if Dr. Panem is elected as a Class I director at the Annual Meeting, they intend to assess the Company's needs and, if appropriate, will fill the vacancy following the Annual Meeting. If elected at the Annual Meeting, the two nominees will serve until the 2000 Annual Meeting and until their respective successors have been elected and qualified, or until their earlier resignation, removal, death or incapacity.

         Directors are elected by a plurality of the votes present in person or by proxy and entitled to vote at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. Proxy holders will not vote the proxies received by them for more than two nominees. In the event that either nominee of the Company is unavailable to serve as a director at the time of the Annual Meeting, the proxies will be voted for any substitute nominee who shall be designated by the present Board of Directors. Management has no reason to believe that either nominee will be unavailable to serve. The two individuals receiving the highest number of affirmative votes will be elected as Class I directors of the Company.


Nominees for Election for a Three-Year Term Expiring at the 2000 Annual Meeting

         Alison Taunton-Rigby, Ph.D., 52, became a director of the Company in October 1993. Since 1996, Dr. Taunton-Rigby has been the President and Chief Executive Officer of Aquila Biopharmaceuticals, Inc, the successor-in-interest of the therapeutics business of Cambridge Biotech Corporation. From 1995 to 1996, Dr.

Taunton-Rigby was the President and Chief Executive Officer of Cambridge Biotech Corporation. In 1995, prior to Dr. Taunton-Rigby's joining the company, Cambridge Biotech filed a Chapter 11 petition in Federal Bankruptcy Court. From 1993 to 1994, Dr. Taunton-Rigby was the Chief Executive Officer of Mitotix, Inc., another biotechnology company. From 1987 to 1993, Dr. Taunton-Rigby was Senior Vice President, Biotherapeutics at Genzyme Corporation. Dr. Taunton-Rigby is also a director of Aquila Biopharmaceuticals, Inc. and CML Group. Dr. Taunton-Rigby is a graduate of the Advanced Management Program at Harvard Business School and holds a Ph.D. in Chemistry and a B.Sc. in Chemistry from the University of Bristol in England.

         Sandra Panem, Ph.D., 50, became a director of the Company in April 1996. Since August 1994, Dr. Panem has been the President of Vector Fund Management, L.P., an affiliate of Vector Securities International, Inc., and is responsible for managing the day-to-day operations of the Vector Later-Stage
Equity Fund, L.P., a $51.1 million fund the principal focus of which is investing in emerging life science companies. From 1992 to 1994, Dr. Panem served as Vice President and Portfolio Manager for the Oppenheimer Global
BioTech Fund, a $200 million mutual fund that invested in public and private biotechnology companies. From 1988 to 1992, Dr. Panem was Vice President at Salomon Brothers Inc where she acted as a principal member of the investment team responsible for Salomon Brothers Venture Capital, a $40 million fund focused on early and later-stage life sciences and technology investments. Dr. Panem was also Assistant Professor at the University of Chicago, Department of Pathology. She received a B.S. degree in Biochemistry and a Ph.D. in Microbiology from the University of Chicago. Dr. Panem is a director of Martek Biosciences Corporation and IBAH, Inc. and two private companies.


Directors Continuing in Office Until the 1998 Annual Meeting of Stockholders

     Jonathan J. Fleming, 39, has served as a director of the Company since October 1989. Mr. Fleming served as Chairman of the Board from October 1989 through March 1996. He has been a general partner of Oxford Bioscience Partners II Management Corp., a venture capital fund manager, since 1996. Mr. Fleming has also been a general partner of MVP Ventures, an international venture capital group active in both Europe and North America, since 1988. From 1985 to 1988, Mr. Fleming was a Vice President of TVM Techno Venture Management, a venture capital firm. Mr. Fleming is a director of Selfcare Inc., a healthcare company, and is also a director of several private companies. Mr. Fleming received a B.A. from The University of California at Berkeley and an M.P.A. in Industrial Economics from Princeton University.

         Eric R. Kandel, M.D., 67, is one of the founders of the Company. He has been a director of and consultant to the Company since 1987. Dr. Kandel has been University Professor of Columbia University in the City of New York since 1983, and a Senior Investigator of the Howard Hughes Institute since 1984. In addition, Dr. Kandel is the founding director of the Center for Neurobiology and Behavior of Columbia University in the City of New York, a member of the National Academy of Sciences and the winner of numerous awards and honors, including the National Medal of Science (1988) and the Lasker Award. Dr. Kandel is the co-author with James H. Schwartz and Thomas J. Jessel of Principles of Neural Science, the standard textbook in neurobiology, and a leading figure in neuroscience.

     John E. Lyons, 71, became a director of the Company in October 1991. From 1987 until his retirement in 1991, Mr. Lyons served as Vice Chairman and Executive Vice President of Merck and Co., Inc. During the 35 years prior to becoming Executive Vice President, Mr. Lyons served Merck in a variety of positions. Mr. Lyons is also a director of Matrix Pharmaceutical Corporation and Immunex Corporation. Mr. Lyons holds a B.Sc. in Chemistry from Fordham University.
                                        4

Directors Continuing in Office Until the 1999 Annual Meeting of Stockholders

     Zola P. Horovitz, Ph.D., 62, became a director of the Company in September 1994. Since 1994, Dr. Horovitz has served as a consultant to biotechnology and pharmaceutical companies. From August 1991 to May 1994, Dr. Horovitz served as Vice President, Business Development and Planning, Pharmaceutical Group of Bristol-Myers Squibb ("BMS"). From 1989 to 1991, Dr. Horovitz served as Vice President, Licensing of BMS, and from 1987 to 1989, Dr. Horovitz served as Vice President, Scientific Liaison of E.R. Squibb, Inc. Prior to 1987, Dr. Horovitz spent approximately 30 years in various management positions in biological research. Dr. Horovitz is also a director of Avigene Inc., Biocryst Pharmaceuticals, Clinicor Inc., Diacrin, Inc., Magainin Pharmaceuticals, Phyton Inc., Procept, Inc. and Roberts Pharmaceutical Corporation and a number of private companies.

     Kathleen P. Mullinix, Ph.D., 53, Chairman of the Board, President and Chief Executive Officer, is one of the founders of the Company. Dr. Mullinix joined the Company in October 1987 as its Senior Vice President and Treasurer and became a director in November 1987. In November 1988, Dr. Mullinix became the Company's President, in October 1989, Dr. Mullinix became the Company's Chief Executive Officer and in April 1996, Dr. Mullinix became the Chairman of the Board. From 1981 until 1987, Dr. Mullinix was Vice Provost of Columbia
University in the City of New York. Dr. Mullinix holds a Ph.D. in Chemical Biology from Columbia University in the City of New York, completed a Postdoctoral Fellowship at Harvard University and received a B.A. in Chemistry from Trinity College.

Recommendation of the Board of Directors

         The Board of Directors recommends a vote "FOR" the nominees for director listed above.


Committees of the Board of Directors

         The Company has an Audit Committee and a Compensation Committee. During the fiscal year ended December 31, 1996, the Company did not have a nominating committee or a committee performing functions typically performed by a nominating committee.

         The Compensation Committee makes recommendations to the Board of Directors regarding salaries and incentive compensation for directors and employees of and consultants to the Company and administers the Company's 1988 Amended and Restated Incentive Plan and 1996 Incentive Plan. The Compensation Committee currently consists of Mssrs. Fleming and Walkingshaw and Drs. Panem and Taunton-Rigby. The Compensation Committee held four meetings during the fiscal year ended December 31, 1996.

         The Audit Committee oversees actions taken by the Company's independent auditors and reviews the Company's internal accounting controls. The Audit Committee currently consists of Messrs. Fleming and Horovitz. The Audit Committee held one meeting during the fiscal year ended December 31, 1996.

Attendance at Meetings of the Board of Directors and Committees Thereof

         The Board of Directors of the Company held a total of seven meetings during the fiscal year ended December 31, 1996. Each incumbent director attended at least 75% of the aggregate of: (i) the total number of meetings of the Board of Directors held during the period in 1996 for which such director served as a director; and (ii) the total number of meetings of the committees of the Board of Directors on which such director served that were held during the period in 1996 for which such director served as a member of such committee, except Mr. Lyons and Dr. Kandel, each of whom attended five out of the seven meetings of the Board of Directors, and Dr. Panem, who attended three out of the five meetings of the Board of Directors held during the period for which she served as a director and the only meeting of the Compensation Committee held during the period in 1996 for which she served as a member of such committee.


Compensation Committee Interlocks and Insider Participation

         Dr.  Panem,  a member  of the  Compensation  Committee  of the Board of
Directors, is the President of Vector Fund Management, L.P. ("Vector Management"), the asset management affiliate of Vector Securities International, Inc. ("Vector Securities"). Vector Securities served as one of the Company's managing underwriters in the Company's initial public offering consummated in December 1995 and, in connection therewith, received customary underwriters' fees from the Company in December 1995 and again in January 1996 when the underwriters exercised the over-allotment option. Dr. Panem received certain benefits in respect of the fees paid by the Company to Vector Securities.

                       COMPENSATION AND OTHER INFORMATION
             CONCERNING OFFICERS, DIRECTORS AND CERTAIN STOCKHOLDERS


Executive Officers

         The executive officers of the Company are appointed annually by the Board of Directors and serve at the discretion of the Board of Directors. Set forth below are the names of and certain biographical information regarding the executive officers of the Company.


          Name                   Age                   Position
---------------------------      ---     --------------------------------------
Kathleen P. Mullinix             53      Chairman of the Board, President and
                                         Chief Executive Officer
Robert I. Taber, Ph.D            60      Senior Vice President for Research
                                         and Development
Robert L. Spence                 50      Senior Vice President, Chief
                                         Financial Officer and Treasurer
Lisa L. Reiter                   37      Vice President, General Counsel and
                                         Secretary
Richard L. Weinshank             40      Vice President of Business Development

         Robert  I.  Taber,  Ph.D.,  Senior  Vice  President  for  Research  and
Development, joined the Company in February 1994. From 1991 until 1994, Dr. Taber was Vice President of Pharmaceuticals Research, responsible for research in all therapeutical areas, and, most recently, Vice President, Extramural Research and Development, responsible for acquisition of technology, at The DuPont Merck Pharmaceutical Company. From 1982 until 1990, Dr. Taber held senior management positions at DuPont Pharmaceuticals, including the position of Director, Pharmaceutical and Biotechnology Research, which involved responsibility for all drug discovery research. From 1974 until 1982, Dr. Taber held several positions of increasing responsibility, including the position of Director of Biological Research, responsible for all biology in new drug discovery at Schering-Plough Pharmaceutical Research Division. Dr. Taber holds a Ph.D. in Pharmacology from the Medical College of Virginia and a B.S. in Pharmacy from Rutgers University.

     Robert L. Spence, Senior Vice President, Chief Financial Officer and Treasurer, joined the Company in March 1990 as the Company's Controller. In June 1991, Mr. Spence became the Company's Chief Financial Officer, Treasurer and Secretary. Mr. Spence held the position of Secretary until February 1994. In December 1996, Mr. Spence became a Senior Vice President of the Company. During the twenty years prior to his joining the Company, Mr. Spence held various financial and operating positions with Becton Dickinson & Company, a medical supplies manufacturing and distribution company. His last position with Becton Dickinson before he joined the Company was Director of Finance and Operations of the Primary Care Diagnostics Division. Mr. Spence holds an M.B.A. in Accounting and a B.S. in Business Management from Fairleigh Dickinson University.

     Lisa L. Reiter, Vice President, General Counsel and Secretary, joined the Company in February 1994 as General Counsel and Secretary. In September 1995, Ms. Reiter became a Vice President of the Company. From 1985 to 1994, Ms. Reiter was an attorney with the law firm of O'Sullivan Graev & Karabell in New York City. Ms. Reiter holds an LL.M. in Taxation from New York University School of Law, a J.D. from The University of Houston Law Center and a B.A. from Vanderbilt University.

     Richard L. Weinshank, Ph.D., Vice President of Business Development, joined the Company in October 1988 as Staff Scientist in the Company's Molecular and Cell Biology Department. In March 1990, Dr. Weinshank assumed the position of Director, Department of Molecular and Cell Biology, and in February 1995, became Director of Business Development. In January 1996, Dr. Weinshank became Vice President of Business Development. From April 1985 to September 1988, Dr. Weinshank was a Postdoctoral Fellow at Memorial Sloan-Kettering Cancer Center. Dr. Weinshank holds a B.A. in Philosophy from The State University of New York at Buffalo and a Ph.D. in Biochemistry from The University of California at Riverside.

     See "Proposal No. 1 - Election of Directors" for biographical information regarding Dr. Kathleen P. Mullinix, who is also a director.

Certain Relationships and Related Transactions

         Novartis Produkte A.G., an owner of more than five percent of the Company's outstanding shares of Common Stock, is an affiliate of Novartis Pharma A.G. ("Novartis"). Both companies are subsidiaries of Novartis A.G., the company that was recently formed through the consolidation of Ciba-Geigy Limited ("Ciba-Geigy") and Sandoz Limited. Ciba-Geigy provided research funding to the Company during the fiscal year ended December 31, 1996, pursuant to the terms of the Research and License Agreement dated as of August 4, 1994, as amended, and the Research and License Agreement dated as of May 31, 1996. The aggregate amount of such research funding in 1996 was $3,319,000 and the aggregate amount of research funding which the Company expects to receive pursuant to such agreements in 1997 is $3,400,000.

         See also "Compensation Committee Interlocks and Insider Participation" above.


Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and ten percent stockholders to file reports of ownership of equity securities of the Company and changes in such ownership with the Securities and Exchange Commission (the "SEC") and The Nasdaq Stock Market and to furnish copies of such reports to the Company. Based solely upon a review of copies of such reports furnished to the Company during or with respect to the fiscal year ended December 31, 1996, or written representations that no such filings were required, the Company believes that, during the fiscal year ended December 31, 1996, all such filing requirements were met.


Director Compensation

         Beginning as of January 1, 1996, each nonemployee director is entitled to receive $1,500 for each meeting of the Board of Directors attended by such director and each nonemployee director who is a member of a committee of the Board of Directors is entitled to receive $250 for each meeting of such committee attended by such director. Each nonemployee director is also entitled to reimbursement for all of such director's reasonable out-of-pocket expenses incurred in connection with attending such meetings. In addition, each nonemployee director is automatically granted, on June 1 of each year (or on such later date as of which he or she is first elected as director) for so long as such individual is a nonemployee director of the Company, a nonstatutory stock option to purchase 2,500 shares of Common Stock. Each such option has an exercise price per share equal to the last trade price of the Common Stock as reported on The Nasdaq Stock Market on the date of grant. The option becomes exercisable as to 1/24th of the shares covered thereby at the end of each full calendar month following the grant date and has a term of ten years beginning on such date, subject to earlier termination upon the optionee's cessation of service on the Board of Directors.

         Dr. Eric R. Kandel, a director of and consultant to the Company, was a party to a consulting agreement with the Company that expired in March 1996. Pursuant to the terms of the consulting agreement, Dr. Kandel provided general consulting services to the Company, including services relating to its ongoing and projected activities and research proposals. For his services under this agreement, Dr. Kandel was paid $24,000 per year. For the period from January 1 to March 1, 1996, Dr. Kandel received $6,000 of cash compensation pursuant to the consulting agreement for services rendered by him as a consultant to the Company. Dr. Kandel continues to provide general consulting services to the Company on an ad hoc basis. In consideration for these services, Dr. Kandel is entitled to receive $1,500 of cash compensation per day from the Company.

         In December 1994, the Compensation Committee approved the sale to Dr. Zola P. Horovitz, a director of the Company, of 4,500 shares of Common Stock at a per share purchase price of $2.00, subject to and in consideration for Dr. Horovitz's entering into a consulting agreement with the Company. In January 1995, Dr. Horovitz entered into a two-year consulting agreement with the Company and purchased all of such shares. Pursuant to the terms of the consulting agreement, Dr. Horovitz provides general consulting and advisory services to the Company with respect to its business policies and affairs. Dr. Horovitz is not entitled to additional compensation for these services, but is entitled to reimbursement for all of his reasonable out-of-pocket expenses incurred in connection therewith.

Executive Compensation

         Summary of Cash and Certain Other Compensation

         The following tables set forth certain information concerning the compensation paid or accrued by the Company for services rendered to the Company in all capacities for each of the fiscal years ended December 31, 1996, 1995 and 1994, by the Company's Chief Executive Officer and its four other executive officers (collectively, the "Named Executive Officers"):


                                                            Long-Term
 Name and                                                    Compen-
 Principal                                                   sation
 Position                  Annual Compensation               Awards
 --------                  -------------------               ------
                                                             Securi-
                                                  Other      ties        All
                                                  Annual     Under-     Other
                                                  Compen-    lying     Compen-
                         Year   Salary   Bonus    sation(1) Options   sation(2)
                         ----   ------   -----   ---------  -------  -----------
Kathleen P. Mullinix
 Chairman of the Board,
 President and Chief
 Executive Officer       1996 $218,400  $115,000    --     35,000(3) $ 4,061 (4)
                         1995  206,938   100,000    --        250      1,751 (4)
                         1994  200,000    75,000    --         --      2,610 (4)

Robert I. Taber
 Senior Vice President
 for Research
 and Development         1996  196,560    30,000    --      5,000      4,061 (5)
                         1995  186,244    30,000    --     10,250      1,751 (5)
                         1994  158,885(6) 30,000    --     39,148     18,846 (5)
Robert L. Spence
 Senior Vice President,
 Chief Financia1
 Officer and Treasurer   1996  145,600    45,000    --     30,000(3)     306 (7)
                         l995  137,958    25,000    --        250        306 (7)
                         1994  125,000    25,000    --      2,500        300 (7)

Lisa L. Reiter
 Vice President, General
 Counsel and Secretary   1996  137,280    45,000    --     25,000(3)   4,061 (8)
                         1995  130,075    35,000    --        250      2,249 (8)
                         1994  112,740(9) 40,000    --     22,898      1,897 (8)

Richard L. Weinshank(10)
 Vice President of
 Business Development    1996  125,000    10,000     --    15,500     47,441(11)
                         1995  103,469    37,000 26,035(12) 2,750      1,061(11)
                         1994   90,000    22,000 23,473(12) 3,892      1,675(11)

     (1) Other Annual Compensation for each Named Executive Officer does not include perquisites and other personal benefits for 1996, 1995 and 1994, the aggregate annual amount of which for such Officer was less than the lesser of $50,000 and 10% of the total annual salary and bonus reported for such Officer.
     (2) All Other Compensation of a Named Executive Officer includes matching contributions, if any, made by the Company to the account of such Named Executive Officer pursuant to the Company's 401(k) plan, which was adopted by the Company in 1990. From 1990 through 1995, the Company made matching contributions in an amount equal to the lesser of 25% of the participant's contributions and 5% of such participant's compensation. Beginning in January 1996, the Company increased its matching contributions to an amount equal to 50% of the lesser of the participant's contributions and 5% of such participant's compensation. Each participant becomes fully vested in the Company's contributions allocated to his or her account upon completion of six years of service (not including any service prior to the time an employee attained 18 years of age).
     (3) The number of securities underlying options includes 10,000 shares of Common Stock subject to an option granted in March 1996 to compensate the Named Executive Officer for performance during the fiscal year ended December 31, 1995.
     (4) All Other Compensation for 1996, 1995 and 1994 includes: $3,750, $1,440 and $2,310, respectively, in matching contributions by the Company to the 401(k) account of Dr. Mullinix; and $311, $311 and $300, respectively, in life insurance premiums.
                                       10

     (5) All Other Compensation for 1996, 1995 and 1994 includes: $3,750, $1,440 and $2,191, respectively, in matching contributions by the Company to the 401(k) account of Dr. Taber; $0, $0 and $16,355, respectively, in relocation expense reimbursement; and $311, $311 and $300, respectively, in life insurance premiums.
     (6) Dr. Taber joined the Company in February 1994 at an annual base salary of $180,000.
     (7) All Other Compensation for 1996, 1995 and 1994 represents life insurance premiums.
     (8) All Other Compensation for 1996, 1995 and 1994 includes: $3,750, $1,938 and $1,597, respectively, in matching contributions by the Company to the 401(k) account of Ms. Reiter; and $311, $311 and $300, respectively, in life insurance premiums.
     (9) Ms. Reiter joined the Company in February 1994 at an annual base salary of $125,000.
     (10) Dr. Weinshank became an executive officer of the Company in April 1995. Prior to that time, Dr. Weinshank served as the Company's Director of Molecular and Cell Biology.
     (11) All Other Compensation for 1996, 1995 and 1994 includes: $44,000, $0 and $0, respectively, in tuition costs; $3,130, $750 and $1,375, respectively, in matching contributions by the Company to the 401(k) account of Dr. Weinshank; and $311, $311 and $300, respectively, in life insurance premiums.
     (12) Other Annual Compensation for 1995 and 1994 includes $26,035 and $23,473, respectively, in health care premiums and reimbursements.

         Option Grants In Last Fiscal Year

         The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1996, by the Company to the Named Executive Officers:

                                                          Potential Realizable
                                                                Value at
                                                        Assumed Annual Rates of
                                                        Stock Price Appreciation
                       Individual Grants                  for Option Term (1)
            ------------------------------------------  ------------------------
                        % of
                        Total
                 (#)   Options  Exer-   Market
               Secur-  Granted  cise    Price
               ities     to     or       on
               Under- Employ-   Base   Date of
               lying   ees in  Price   Grant   Expir-
              Options  Fiscal  ($/per  ($/per   ation
Name          Granted   1996   share)  share)   Date    0%($)   5%($)    10%($)
----          -------   ----   ------  ------   ----    -----   -----    -------

Kathleen P.
 Mullinix   10,000(2)  2.25%  $16.75  $16.75  03/21/06    --    272,800  434,500
            25,000(3)  5.64%   12.00   12.00  12/13/06    --    488,750  778,000

Robert I.
 Taber       5,000(3)  1.13%   12.00   12.00  12/13/06    --     97,750  155,600

Robert L.
 Spence     10,000(2)  2.25%   16.75   16.75  03/21/06    --    272,800  434,500
            20,000(3)  4.51%   12.00   12.00  12/13/06    --    391,000  622,400

Lisa L.
 Reiter     10,000(2)  2.25%   16.75   16.75  03/21/06    --    272,800  434,500
            15,000(3)  3.38%   12.00   12.00  12/13/06    --    293,250  466,800

Richard L.
 Weinshank   2,500(4)  0.56%   13.00   16.75  03/21/06 9,375(5)  68,200  108,625
            13,000(3)  2.93%   12.00   12.00  12/13/06    --    254,150  404,560

(1) The potential realizable value of each option grant is calculated by assuming that the market price of the underlying securities at the date of grant appreciates in value from such date to the end of the option term at the annual rates of five percent and ten percent, respectively.
(2) This option was granted in March 1996 to compensate the optionee for performance during the fiscal year ended December 31, 1995. Such option is currently exercisable as to 50% of the shares and becomes exercisable as to an additional 25% of the shares on January 1 of each of 1998, and 1999. Exercisability of this option is subject to acceleration on the occurrence of certain events.
(3) This option becomes exercisable as to 25% of the shares on January 1 of each of 1998, 1999, 2000, and 2001. Exercisability of this option is subject to acceleration on the occurrence of certain events.
(4) This option became exercisable as to 25% of the shares on January 1, 1997, and becomes exercisable as to an additional 25% of the shares on January 1 of each of 1998, 1999 and 2000. Exercisability of this option is subject to acceleration on the occurrence of certain events.
(5) This figure represents the difference between the aggregate market price of the underlying securities at the date of grant over the aggregate exercise price of the option.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value

         The following table sets forth certain information concerning each exercise of stock options during the fiscal year ended December 31, 1996, by the Named Executive Officers and unexercised stock options held by the Named Executive Officers as of the end of such fiscal year.

                                                Number of
                                               Securities          Value of
                                               Underlying        Unexercised
                                               Unexercised       In-The-Money
                                               Options at         Options at
                                              12/31/96 (#)     12/31/96 ($)(1)
                                            ----------------  ------------------
                      Shares
                     Acquired   Aggregate
                        on       Value       Exer-   Unexer-    Exer-    Unexer-
      Name           Exercise  Realized($)  cisable  cisable   cisable   cisable
-------------------- --------  -----------  -------  -------  ---------  -------
Kathleen P. Mullinix      --        --      112,074   37,750  1,122,034   53,700
Robert I. Taber       19,574   288,521(2)     1,250   33,574     12,800  291,333
Robert L. Spence      21,708   208,722(2)     3,849   33,423     13,817   60,585
Lisa L. Reiter         2,783    25,019(2)    10,853   34,512     85,537  122,935
Richard L. Weinshank      --        --       11,157   22,757    114,099   73,803

(1) Value of each unexercised in-the-money option was determined by multiplying the number of shares underlying the option by the excess of the fair market value of the Common Stock on December 31, 1996 ($12.00 per share, the last trade price on such date, as reported by The Nasdaq Stock Market), over the per share exercise price of the option.
(2) Aggregate value realized was determined by multiplying the number of shares acquired on exercise of the options by the excess of the fair market value of the Common Stock on the date of exercise over the per share exercise prices of the options.

         All of the agreements pursuant to which options have been granted to the Named Executive Officers include provisions pursuant to which such options become immediately exercisable in connection with the occurrence of certain types of corporate transactions specified therein.

         Employment Agreements

                  Kathleen P. Mullinix

         Dr. Mullinix is employed under a four-year employment agreement with the Company entered into effective as of October 1, 1993. The employment agreement permits either Dr. Mullinix or the Company to terminate Dr. Mullinix's employment upon 90 days' prior written notice. If the termination is initiated by the Company without cause, Dr. Mullinix is entitled to receive severance compensation equal to her base salary for a period of nine months following her termination and immediate vesting of any restricted stock and/or options then held by her. If Dr. Mullinix's employment with the Company is terminated under certain circumstances in connection with a "change in control" (as defined in the employment agreement), Dr. Mullinix is entitled to receive severance compensation equal to her base salary for a period of 12 months following such termination, as well as continuation of benefits during such period and immediate vesting of any restricted stock and/or options then held by her.

                  Other Named Executive Officers

Each of Dr. Taber, Mr. Spence, Ms. Reiter and Dr. Weinshank is employed under a four-year employment agreement with the Company effective as of February 14, 1994, January 1, 1994, February 7, 1994, and April 6, 1995, respectively. The four employment agreements are in substantially the same form, except for terms relating to compensation and duties and responsibilities. Each of such agreements provides that if the Named Executive Officer is terminated by the Company without cause, such officer will be entitled to receive severance compensation equal to such officer's base salary for a period of six months following his or her termination. In addition, if the employment of any such Named Executive Officer is terminated under certain circumstances in connection with a "Change in Control" (as defined in his or her employment agreement), then such Named Executive Officer is entitled to receive severance compensation equal to such officer's base salary for a period of six months following such termination, and all of the stock options, stock bonus awards and restricted stock grants then held by such Named Executive Officer will immediately become exercisable or vest, as the case may be.

         Under the terms of their employment agreements with the Company, in addition to their current base salaries of $207,000, $160,000 and $158,000, Dr. Taber, Mr. Spence and Ms. Reiter are eligible to receive cash bonuses in amounts equal to at least $30,000, $15,000 and $25,000, respectively, per annum based upon their achievement of performance milestones set by the President of the Company. The Board of Directors may, however, determine to award bonuses in excess of such amounts based upon the recommendations of the Compensation Committee. See "Compensation Committee Report on Executive Compensation" below. Dr. Taber is also entitled to receive a payment in the amount of $10,000 per annum during each of the first five years of his employment with the Company.

         In connection with his transition from the Director, Department of Molecular and Cell Biology, to the Director of Business Development in April 1995, the Company and Dr. Weinshank entered into an employment agreement. Under the terms of his employment agreement with the Company, Dr. Weinshank was entitled to receive an annual base salary of $105,000 until January 1, 1996, at which time he became Vice President of Business Development and entitled to receive an annual base salary of $125,000 subject to increase at the discretion of the Board of Directors. Beginning in 1996, Dr. Weinshank also became eligible to receive a cash bonus with respect to each calendar year during the employment period in an amount equal to at least $10,000 based upon his achievement of performance milestones set by the President of the Company. In any year the Board of Directors may determine to award a cash bonus in excess of $10,000 based upon the recommendation of the Compensation Committee. Pursuant to the terms of his employment agreement, in April 1995, Dr. Weinshank was granted an option to purchase 2,500 shares of Common Stock and in March 1996, he was granted another option to purchase an additional 2,500 shares of Common Stock. In consideration of his assumption of business development responsibilities, the Company paid Dr. Weinshank a $27,000 bonus in May 1995. Dr. Weinshank is required to repay $15,000 of the bonus (or a pro-rated portion thereof) in the event of a voluntary termination of his employment with the Company prior to January 1, 1998. Under the terms of the employment agreement, Dr. Weinshank is also entitled to receive reimbursement of business school tuition costs. In 1996, the Company paid $44,000 of such costs.


         Compensation Committee Report on Executive Compensation

         The Compensation Committee of the Board of Directors has furnished the following report on its policies with respect to the compensation of executive officers of the Company. The report is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act.

         Decisions regarding compensation of the Company's executive officers generally are made by the Compensation Committee of the Board of Directors. The Compensation Committee consists entirely of outside directors. During the entire fiscal year ended December 31, 1996, Jonathan J. Fleming, Alison Taunton-Rigby and Robert Walkingshaw served as members of the Compensation Committee. In addition, in November 1996, Sandra Panem was elected as a member of the Compensation Committee. All decisions of the Compensation Committee regarding the compensation of the Company's executive officers are reviewed by the Board of Directors, except for decisions regarding grants under the Company's option plans, which must be made solely by the Compensation Committee.

                  General Executive Compensation Policy

         The Company's executive compensation policy is designed to attract to the Company qualified individuals who have the potential as executive officers to contribute to the long-term growth and success of the Company and thereby enhance stockholder value, to motivate such executive officers to perform at the highest of professional levels so as to maximize their contribution to the Company and to retain such executive officers. Accordingly, the Company's executive compensation policy is to offer the Company's executive officers competitive compensation opportunities which are tied to their contribution to the growth and success of the Company and their personal performance. Each executive officer's compensation package is comprised of three elements: (i) base salary which reflects individual performance and, together with annual bonus awards, is designed primarily to be competitive with compensation levels in the industry, (ii) annual bonus awards which are payable in cash and tied to corporate performance for the year, as well as individual performance goals, and
(iii) periodic stock option grants which strengthen the mutuality of interests between the executive officer and the Company's stockholders.

                  Implementation of Executive Compensation Policy

         The following describes the manner in which the Compensation Committee's executive compensation policy was implemented with respect to the fiscal year ended December 31, 1996. Also summarized below are several of the more important factors which were considered in establishing the components of each executive officer's compensation package for the 1996 fiscal year. Additional factors were also taken into account, and the Compensation Committee may, in its discretion, apply entirely different factors, particularly different measures of performance, in setting executive compensation for future fiscal years, but all compensation decisions will be designed to further the general compensation policy set forth above.

     Base Salary. Each year, the Chief Executive Officer recommends to the Compensation Committee new base salary levels for the Company's executive officers (such new base salary levels being subject to the floor provided in the respective employment agreements of such officers). In formulating such recommendations, the Chief Executive Officer considers industry, peer group and national surveys, as well as the past and expected future contributions of the individual executive officers. The Compensation Committee then reviews the recommendations in light of its assessment of each officer's past performance and its expectation as to future contributions, as well as the survey data, and arrives at new base salary levels for each of the Named Executive Officers, including the Chief Executive Officer. These new base salary levels are then recommended by the Compensation Committee to the Board of Directors for approval.

     Annual Bonus Awards. Annual bonus awards are earned by each of the Company's executive officers based upon his or her satisfaction of performance milestones set at the beginning of the year. These milestones may be based upon corporate performance or individual performance, or both. The minimum amount of such awards, assuming satisfaction of the performance milestones, is set forth in each executive officer's employment agreement. The Compensation Committee may determine that such bonus awards should be higher than the minimum amounts set forth in the employment agreements based upon any
                                       15
number of factors, including those factors (such as past and expected future contributions and survey data) which it considers in arriving at new base salary levels and other indicia of performance that may not have been taken into account in setting the performance milestones. Such other indicia of performance may include, among other things, the progress of the Company's research and development programs and business development activities, as well as the Company's success in securing capital sufficient to assist it in furthering its research activities. Each year, the Chief Executive Officer determines whether each of the other executive officers has satisfied his or her performance milestones, whether, in light of such determination, cash bonus awards should be made to such executive officers and if such awards should be made, whether the amounts thereof should be higher than the minimum amounts set forth in the employment agreements. Thereafter, the Chief Executive Officer makes recommendations to the Compensation Committee. The Compensation Committee then reviews the Chief Executive Officer's recommendations and determines the amount of each bonus award to recommend to the Board of Directors for approval. With respect to the fiscal year ended December 31, 1996, each of the Named Executive Officers earned a cash bonus award based upon his or her satisfaction of performance milestones, combined with a subjective assessment of individual performance. In determining the amount of each cash bonus award, the Compensation Committee also considered survey data to ensure, where appropriate, that the total compensation of each executive officer was competitive within the industry. These cash bonus awards ranged from approximately 8% to 53% of the base salaries of the Named Executive Officers.

     Stock Option Grants. Beginning as of January 1, 1996, all grants of stock options by the Company to its executive officers are made pursuant to its 1996 Incentive Plan (the "1996 Incentive Plan"). On March 21, 1996, the Compensation Committee approved four grants of stock options to certain of the Company's executive officers under the 1996 Incentive Plan. Three of such grants were made to such executive officers in respect of their performance during the fiscal year ended December 31, 1995. In determining the number of shares of Common Stock covered by each of these three grants, the Compensation Committee considered the same factors which it generally considers in determining the salaries and cash bonus awards of executive officers. The fourth grant was made pursuant to and in accordance with the terms of the employment agreement between the Company and one of such executive officers, which employment agreement was entered into by the Company for the purpose of furthering its general executive compensation policy set forth above. On December 13, 1996, the Compensation Committee also approved the grant of stock options to all of its executive officers. These grants were also designed to further the Company's executive compensation policy.

                  CEO Compensation

         In setting the compensation payable to Kathleen P. Mullinix, the Compensation Committee has sought to be competitive with other companies in the industry, while at the same time tying a significant portion of such compensation to Company performance. An employment agreement dated as of October 1, 1993, sets forth the terms and conditions of Dr. Mullinix's employment with the Company.

         Dr. Mullinix's base salary for the fiscal year ended December 31, 1996, was established based upon the Compensation Committee's evaluation of the Company's performance and Dr. Mullinix's personal performance, as well as its objective of having Dr. Mullinix's base salary remain competitive with salaries being paid to similarly situated chief executive officers. Accordingly, her 1996 base salary was set by the Compensation Committee at $218,400.

         The remaining components of Dr. Mullinix's compensation in respect of the fiscal year ended December 31, 1996, were entirely dependent upon Dr. Mullinix's performance during such year, which was in turn tied directly to the Company's performance. The Compensation Committee determined to award Dr. Mullinix a $115,000 cash bonus, as well as stock options to purchase 25,000 shares of Common Stock. These awards reflected the Compensation Committee's assessment of her very favorable performance, which included her satisfaction of the performance goals established by the Compensation Committee at the beginning of the fiscal year ended December 31, 1996, as well as the corporate performance of the Company during such year. In particular, the Compensation Committee considered the extension and expansion in scope of the Company's collaboration with Novartis Pharma A.G., the expansion of the Company's collaboration with Eli Lilly and Company, the extension of the Company's collaboration with Merck & Co., Inc., as well as the scientific progress made in each of these collaborations and in internal programs, the Company's conclusion of a collaborative agreement with The DuPont Merck Pharmaceutical Company and the Company's successful transition from a private to a public company. The stock options were granted at exercise prices equal to the fair market value of the Common Stock on the date of grant and are subject to vesting.

         Submitted by the
         Members of the Compensation Committee

         Jonathan J. Fleming
         Sandra Panem
         Alison Taunton-Rigby
         Robert Walkingshaw

Stock Performance Graph

         The following graph compares the percentage change in the cumulative stockholder return on the Company's Common Stock with the cumulative total return on The Nasdaq Stock Market Index and the BioCentury 100 Index (the "Line-Of-Business Index"). The Line-Of-Business Index, which is calculated and published on a weekly basis, represents the cumulative weekly close of 100 bioscience stocks. The comparison assumes that $100 was invested in each of the following: (i) the Company's Common Stock at the initial public offering price prior to trading on December 14, 1995, (ii) the Nasdaq Market Index prior to trading on December 14, 1995 and (iii) the Line-Of-Business Index after closing on December 15, 1995. (This date was chosen for the Line-Of-Business Index since it was the date nearest the Company's initial public offering date for which the Line-Of-Business Index was published.) Total return assumes reinvestment of dividends, however, the Company has not paid dividends on its Common Stock and no dividends are included in the representation of Company stock performance. The stock price performance on the graph is not necessarily indicative of future price performance.

[GRAPHIC OMITTED]

         Actual values expressed in the above performance graph are disclosed in the following table:

                          Beginning of     December 31,      December 31,
                             Period          1995                1996
                          ------------     ------------      ------------
Company                       $100.00      $106.00              $ 96.00
Nasdaq Market Index           $100.00      $ 99.63              $122.55
Line-Of-Business Index        $100.00      $114.30              $105.50

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of March 3, 1997, with respect to
(i) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each of the Company's directors, (iii) each of the Named Executive Officers and (iv) all directors and officers as a group.


                                                Amount
                                              and Nature
                                             of Beneficial       Percentage
Name and Address of Beneficial Owner(1)       Ownership          of Total(2)
---------------------------------------       ------------       -----------

Novartis Produkte A.G...........              695,715                9.1%
   Klybeckstrasse 141
   CH-4002 Basle
   Switzerland
T. Rowe Price Associates, Inc...              655,000  (3)           8.6%
   100 East Pratt Street
   Baltimore, Maryland 21202
Weiss Peck & Greer, L.L.C.......              396,000  (4)           5.2%
   One New York Plaza
   New York, New York 10004
Jonathan J. Fleming.............              312,240  (5)           4.1%
Zola P. Horovitz, Ph.D..........                5,637  (6)            *
Eric R. Kandel, M.D.............               37,984  (7)            *
John E. Lyons...................                5,534  (8)            *
Kathleen P. Mullinix, Ph.D......              206,909  (9)           2.7%
Sandra Panem, Ph.D..............                1,937 (10)            *
Alison Taunton-Rigby, Ph.D......                5,637 (11)            *
Robert Walkingshaw..............               16,943 (12)            *
Lisa L. Reiter..................               22,839 (13)            *
Robert L. Spence................               47,741 (14)            *
Robert I. Taber, Ph.D...........               34,089 (15)            *
Richard L. Weinshank, Ph.D......               21,967 (16)            *
All officers and directors as
   a group (12 persons)                       719,457 (17)           9.2%


*     Less than 1%.

     (1) Except as otherwise indicated above, the address of each stockholder identified above is c/o the Company, 215 College Road, Paramus, New Jersey 07652. Except as indicated in the other footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock.
     (2) Share ownership in the case of each person listed above includes shares issuable upon the exercise of options held by such person as of March 3, 1997, that may be exercised within 60 days after such date for purposes of computing the percentage of Common Stock owned by such person, but not for purposes of computing the percentage of Common Stock owned by any other person.
     (3) These securities are owned by various individual and institutional investors to which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The information relating to T. Rowe Price Associates Inc. contained herein was obtained from the Schedule 13G filed by such entity with the SEC.
     (4) Weiss, Peck & Greer, L.L.C. ("WPG") is registered as a broker-dealer under the Exchange Act and is an investment adviser under the
          Investment Advisers Act of 1940, as amended, and holds these securities for the discretionary accounts of certain clients. Under the Exchange Act, WPG may be deemed to be a beneficial owner of such securities. WPG and each of its principals expressly disclaim beneficial ownership of such securities. The information relating to WPG contained herein was obtained from the Schedule 13G filed by such entity with the SEC.
     (5) Consists of an aggregate of (a) 309,703 shares of Common Stock held by Chestnut III Limited Partnership ("CIII"), Chestnut Capital International III Limited Partnership ("CCI"), MVP Investors Limited Partnership ("MVP"), Late Stage Fund 1990 Limited Partnership ("LSFI") and Late Stage Fund 1991 Limited Partnership ("LSFII"), (b) 200 shares of Common Stock owned by the individual retirement account of Amy Fleming, Mr. Fleming's spouse, (c) 200 shares of Common Stock owned by the individual retirement account of Mr. Fleming, (d) 1,000 shares of Common Stock owned jointly by Mr. Fleming and his spouse, Amy Fleming and (e) 1,137 shares of Common Stock which Mr. Fleming has the right to acquire within 60 days after March 3, 1997. Mr. Fleming, a director of the Company, is a general partner of each of (i) MVP Capital Limited Partnership, which is investment general partner of CCI, LSFI and LSFII, (ii) Chestnut III Management Limited Partnership, which is investment general partner of CIII and (iii) MVP. Mr. Fleming has shared voting and investment power with respect to the shares referred to in the foregoing clause (a) and may be deemed to be the beneficial owner of such shares. Mr. Fleming disclaims beneficial ownership of all of such shares, except those shares representing his pro rata interest in the partnerships referred to therein. Mr. Fleming may also be deemed to be the beneficial owner of the other shares referred to in the foregoing clauses (b) through (e). Mr. Fleming expressly disclaims beneficial ownership of the shares referred to in clauses
          (b) and (e).
     (6) Consists of an aggregate of (a) 4,500 shares of Common Stock and (b) 1,137 shares of Common Stock which Dr. Horovitz has the right to acquire within 60 days after March 3, 1997.
     (7) Consists of an aggregate of (a) 36,847 shares of Common Stock and (b) 1,137 shares of Common Stock which Dr. Kandel has the right to acquire within 60 days after March 3, 1997.
     (8) Consists of an aggregate of (a) 4,397 shares of Common Stock and (b) 1,137 shares of Common Stock which Mr. Lyons has the right to acquire within 60 days after March 3, 1997.
     (9) Consists of (a) 92,210 shares of Common Stock and (b) 114,699 shares of Common Stock which Dr. Mullinix has the right to acquire within 60 days after March 3, 1997.
     (10) Consists of an aggregate of (a) 800 shares of Common Stock and (b) 1,137 shares of Common Stock which Dr. Panem has the right to acquire within 60 days after March 3, 1997.
     (11) Consists of an aggregate of (a) 4,500 shares of Common Stock and (b) 1,137 shares of Common Stock which Dr. Taunton-Rigby has the right to acquire within 60 days after March 3, 1997.
     (12) Consists of an aggregate of (a) 15,806 shares of Common Stock and (b) 1,137 shares of Common Stock which Mr. Walkingshaw has the right to acquire within 60 days after March 3, 1997.
     (13) Consists of (a) 3,636 shares of Common Stock and (b) 19,203 shares of Common Stock which Ms. Reiter has the right to acquire within 60 days after March 3, 1997.
     (14) Consists of (a) 31,708 shares of Common Stock, (b) 7,684 shares of Common Stock held by Linda Spence, Mr. Spence's spouse, as custodian for Blake Spence, Mr. Spence's son, under the Uniform Gifts to Minors Act, and (c) 8,349 shares of Common Stock which Mr. Spence has the right to acquire within
                                       20

          60 days after March 3, 1997. Mr. Spence disclaims beneficial ownership of the shares held by Linda Spence.
     (15) Consists of (a) 20,427 shares of Common Stock and (b) 13,662 shares of Common Stock which Dr. Taber has the right to acquire within 60 days after March 3, 1997.
     (16) Consists of (a) 7,684 shares of Common Stock and (b) 14,283 shares of Common Stock which Dr. Weinshank has the right to acquire within 60 days after March 3, 1997.
     (17) Includes (a) 541,302 shares of Common Stock and (b) 178,155 shares of Common Stock which such persons have the right to acquire within 60 days of March 3, 1997. Included are shares held by venture capital funds with which directors and officers listed above are associated.

                                 PROPOSAL NO. 2

                                 RATIFICATION OF
                              INDEPENDENT AUDITORS

      The Company is asking the stockholders to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1997. The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting will be required to ratify the appointment of Ernst & Young LLP.

      In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider the appointment. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the Company's and its stockholders' best interests.

      Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


Recommendation of the Board of Directors

      The Board of Directors recommends that the stockholders vote "FOR" the ratification of the appointment of Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 1997.


                 STOCKHOLDER PROPOSALS FOR 1998 PROXY STATEMENT

      Stockholder proposals that are intended to be presented at the Company's annual meeting of stockholders to be held in 1998 must be received by the Company no later than January 1, 1998, in order to be included in the proxy statement and related proxy materials.


                           ANNUAL REPORT ON FORM 10-K

      THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. THE COMPANY WILL FURNISH A COPY OF ANY EXHIBIT TO SUCH REPORT UPON WRITTEN REQUEST AND PAYMENT OF THE COMPANY'S REASONABLE EXPENSES IN FURNISHING SUCH EXHIBIT. REQUESTS SHOULD BE SENT TO THE CHIEF FINANCIAL OFFICER OF THE COMPANY AT 215 COLLEGE ROAD, PARAMUS, NEW JERSEY 07652.

                                 OTHER BUSINESS

      The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.


Dated:  April 11, 1997



                                             By Order of the Board of Directors

                                             Lisa L. Reiter
                                             Secretary

                       SYNAPTIC PHARMACEUTICAL CORPORATION
                                215 College Road
                            Paramus, New Jersey 07652

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

         The undersigned hereby appoints Lisa L. Reiter and Robert L. Spence, the Secretary and the Treasurer, respectively, of Synaptic Pharmaceutical Corporation (the "Company"), or each of them, as proxies, with all powers of substitution, to represent and vote, as set forth on the reverse side, the shares of Common Stock of the Company held of record by the undersigned at the close of business on March 27, 1997, at the 1997 Annual Meeting of Stockholders of the Company, which is being held at the offices of the Company at 215 College Road, Paramus, New Jersey, on Thursday, May 15, 1997, at 10:00 a.m., local time, and at any postponements or adjournments of such meeting, with all powers which the undersigned would possess if personally present at such meeting or at any such postponement or adjournment, and, in their discretion, to vote such shares upon any other business that may properly come before the meeting or any adjournment thereof.

              (TO BE MARKED, SIGNED AND DATED ON THE REVERSE SIDE)



--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                       SYNAPTIC PHARMACEUTICAL CORPORATION
                 ANNUAL MEETING OF STOCKHOLDERS -- MAY 15, 1997


|X| PLEASE MARK VOTES AS IN THIS EXAMPLE

The Board of Directors recommends a vote "FOR" Items 1 and 2 below.


1.  Election of Directors

FOR [_]      WITHHOLD [_]     FOR ALL NOMINEES LISTED BELOW EXCEPT [_]

Nominees: Alison Taunton-Rigby, Sandra Panem


(INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Nominees Listed Below Except" and write that nominee's name in the space to the right hereof.)


2.  Ratification of Appointment of Independent Auditors

FOR [_]      WITHHOLD [_]     ABSTAIN [_]


Unless otherwise specified by the undersigned, the proxy will be voted "FOR" Proposal Nos. 1 and 2 and will be voted by the proxyholders at their discretion upon any other business that may properly come before the Annual Meeting or any adjournment thereof.


CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING. [_]

Signature                            Signature                     Date
         ----------------------------         ---------------------    ---------
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                              FOLD AND DETACH HERE
--------------------------------------------------------------------------------







                PROPOSALS TO BE VOTED UPON AT THE ANNUAL MEETING

Proposal No. 1.    To elect two Class I directors to the Board of Directors.

Proposal No. 2.    To ratify the appointment of Ernst & Young as the independent auditors of the Company for the fiscal year ending
                   December 31, 1997.